Exhibit 32  Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

          Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), Joseph G. Morone, the Chief Executive Officer, and Michael C. Nahl, the Chief Financial Officer, of Albany International Corp., a Delaware corporation (“the Company”), do each hereby certify, to such officer’s knowledge, that the annual report on Form 10-K for the fiscal year ended December 31, 2008 (“the Form 10K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the report.

Dated: February 27, 2009

/s/ Joseph G. Morone

Joseph G. Morone
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Michael C. Nahl

Michael C. Nahl
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)

CORPORATE INFORMATION

Transfer Agent and Registrar

BNY Mellon Shareowner Services
480 Washington Boulevard
Jersey City, NJ 07310-1900

Telephone (toll-free): 1-877-277-9931
Web: www.bnymellon.com/shareowner/isd

Shareholder Services

As an Albany International shareholder, you are invited to take advantage of our convenient shareholder services.

BNY Mellon Shareowner Services maintains the records for our registered shareholders and can help you with a variety of shareholder-related services at no charge, including:

•	Change of name and/or address

•	Consolidation of accounts

•	Duplicate mailings

•	Dividend reinvestment enrollment

•	Lost stock certificates

•	Transfer of stock to another person

•	Additional administrative services

Access your investor statements online 24 hours a day, 7 days a week with MLinkSM. For more information, go to www.bnymellon.com/shareowner/isd.

Notice of Annual Meeting

The Annual Meeting of the Company’s shareholders will be held on Friday, May 29, 2009, at 10:00 a.m. at Wolferts Roost Country Club, 120 Van Rensselaer Blvd., Albany, NY 12204.

Stock Listing

Albany International is listed on the New York Stock Exchange (Symbol AIN). Stock tables in newspapers and financial publications list Albany International as “AlbanyInt.”

Equal Employment Opportunity

Albany International, as a matter of policy, does not discriminate against any employee or applicant for employment because of race, color, religion, sex, national origin, age, physical or mental disability, or status as a disabled or Vietnam-era veteran. This policy of nondiscrimination is applicable to matters of hiring, upgrading, promotions, transfers, layoffs, terminations, rates of pay, selection for training, recruitment, and recruitment advertising. The Company maintains affirmative action programs to implement its EEO policy.

Directors and Officers

Directors

Erland E. Kailbourne, Chairman	Edgar G. Hotard[1,3]
Retired - Chairman and Chief Executive Officer, Fleet	Retired - President and Chief Operating Officer, Praxair,
National Bank (New York Region)	Inc.

John C. Standish,[3] Vice Chairman	Joseph G. Morone
Chairman, J.S. Standish Company	President and Chief Executive Officer

John F. Cassidy, Jr.[2,3]	Juhani Pakkala[1,2]
Retired - Senior Vice President, Science and Technology,	Retired - President and Chief Executive Officer, Metso
United Technologies Corp.	Paper Inc.

Paula H. J. Cholmondeley[1,2]	Christine L. Standish[2]
Retired - Vice President and General Manager, Sappi Fine	Director, J.S. Standish Company
Papers, North America

¹ Member, Audit Committee
² Member, Compensation
³ Member, Governance Committee

Officers

Joseph G. Morone	Robert A. Hansen
President and Chief Executive Officer	Vice President – Corporate Research and Development

Michael C. Nahl
Executive Vice President and Chief Financial Officer	Charles J. Silva, Jr.
Vice President – General Counsel and Secretary
Daniel Halftermeyer
Group Vice President PMC – Eurasia Business Corridor
David M. Pawlick
Michael J. Joyce	Vice President – Controller
Group Vice President PMC – Americas and Global
Engineered Fabrics
Dawne H. Wimbrow
Ralph M. Polumbo	Vice President – Global Information Services and Chief
Senior Vice President – Human Resources and Chief	Information Officer
Administrative Officer

John Cozzolino	Joseph M. Gaug
Vice President - Corporate Treasurer and Strategic Planning	Associate General Counsel and Assistant Secretary